Exhibit 10.17

                         FINANCIAL CONSULTING AGREEMENT


         This Agreement is made on ____________, 1996, by and between LIFE CRITICAL CARE CORPORATION, a Delaware corporation having its principal office at 37885 Green Street, New Baltimore, Michigan 48047 (the "Company"), and H.J. MEYERS & CO., INC., a New York corporation having its principal office at 1895 Mt. Hope Avenue, Rochester, New York 14620 ("Consultant").

         In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

         1.       Provision of Services.

                  (a) Consultant shall, to the extent reasonably required in the conduct of the business of the Company, place at the disposal of the Company its judgment and experience and, to such extent and at the prior written request of the President of the Company, provide business development and corporate finance services to the Company, including without limitation the following:

                           (i) evaluation of the Company's managerial and financial requirements;

                           (ii) assistance when requested by the Company in recruiting, screening, evaluating and recommending key personnel, directors,
                                    accountants,   commercial   and   investment
                                    bankers, underwriters, attorneys and other professional consultants;

                           (iii) assistance in the preparation of budgets and business plans;

                           (iv) advice with regard to sales planning and sales activities;

                           (v) advice with regard to stockholder relations and public relations matters; and

                           (vi)     assistance in financial arrangements.

         All such services shall at all times be at the request of the Company and shall be on a non-exclusive basis. Notwithstanding the foregoing, Consultant shall not provide services to the Company hereunder in connection with mergers, acquisitions, consolidations, joint ventures and similar corporate finance transactions, which transactions are instead the subject of a certain letter agreement dated this date between Consultant and the Company.


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                  (b) Consultant shall use its best efforts in the furnishing of advice and recommendations, and for this purpose Consultant shall at all times maintain or keep and make available qualified personnel or a network of qualified outside professionals for the performance of its obligations under this Agreement. To the extent reasonably practicable,
         Consultant   shall  so  use  its  own  personnel  rather  than  outside professionals.

         2.       Compensation.   In  consideration  of  Consultant's   services
hereunder,   the  Company  shall  pay  Consultant  a non-refundable  consulting fee of $72,000, payable in advance on the date hereof (that being the closing date of the sale of the Company's securities pursuant to a Registration Statement on Form SB-2, No. 33-__________, filed with the Securities and Exchange Commission). Consultant hereby accepts such compensation.

         [3.      Expenses.  The Company shall reimburse  Consultant for
reasonable expenses incurred by Consultant in connection with its services rendered hereunder. All expenses in excess of $500.00 shall be approved in writing by the Company in advance. Consultant shall invoice the Company for its expenses incurred. Payment of invoices shall be due upon receipt by the Company.]

         4.       Liability; Indemnification.

                  (a) It is expressly understood and agreed that, in furnishing the Company with management advice and other services as herein provided, neither Consultant nor any of its officers, directors, employees or agents shall be liable to the Company, its stockholders or its creditors for errors of judgment or for any act or omission except willful malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder. It is further understood and agreed that Consultant may rely upon information furnished to it and reasonably believed by it to be accurate and reliable and that, except as herein provided, Consultant shall not be liable for any loss suffered by the Company, or by any officer, director, employee, stockholder or creditor of the Company, by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant or any of its officers, directors, employees or agents.

                  (b) The Company shall indemnify, save harmless and defend Consultant and its officers, directors, employees and agents (including without limitation any observer to the Company's Board of Directors appointed by the Consultant) from, against, and in respect of, any loss, damage, liability, judgment, cost or expense whatsoever, including counsel fees, suffered or incurred by it or him by reason of, or on account of, its status or activities as a consultant to the Company hereunder, except for any loss, damage, liability, judgment, cost or expense resulting from willful malfeasance, bad faith or gross negligence in the performance of Consultant's duties or reckless disregard of its obligations and duties hereunder.

                  (c) Consultant shall indemnify, save harmless and defend the Company and its officers, directors, employees and agents from, against, and in respect of, any loss, damage,

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         liability, judgment, cost or expense whatsoever,  including counsel fees, suffered or incurred by it or him by reason of, or on account of, willful malfeasance, bad faith or gross negligence in the performance of Consultant's duties or reckless disregard of its obligations and duties hereunder.

         5. Status of Consultant. Consultant shall at all times be an independent contractor of the Company and, except as expressly provided or authorized by this Agreement, shall have no authority to act for or represent the Company.

         6.       Other  Activities  of  Consultant.   The  Company  recognizes
that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services, and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

         7. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-laws, or any applicable statute or regulation, or to deprive its Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

         8. Term. Consultant's performance of services hereunder shall be for a term of one year commencing on the date hereof.

         9. In General. This Agreement sets forth the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understandings of every and any nature between them with respect thereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective offices or representatives duly authorized on the day and year first above written.

                                            LIFE CRITICAL CARE CORPORATION



                                            By:________________________________
                                               Name:
                                               Title:


                                            H.J. MEYERS & CO., INC.


                                            By:________________________________
                                               Name:
                                               Title: